TWIN DISC, INC

Investor Presentation






DISCLOSURES

Safe Harbor Statement

This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2022 Annual Report and Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information," which outlines certain risks regarding the Company's forward-looking statements. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company.

Non-GAAP Financial Disclosures

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses.

Net debt is calculated as total debt less cash.

Leverage Ratio is calculated as net debt divided by the sum of EBITDA over the last twelve months.

THIRD QUARTER HIGHLIGHTS

Financial

- Sales increased 24% to $73.8 million
- Double-digit sales growth in North America and Asia Pacific regions
- Gross margin decreased 370-basis points
- EPS increased 20% year-over-year or 150% sequentially
- Improved operating cash flow of $6.9 million
- Record backlog for Veth business

Strategic

- Operational improvement led to significant improvement in shipments
- Veth shipments to the luxury yacht market including Rolla-designed components and propellers
- Hybrid and electric applications continue to increase, resulting in 30% more full-system projects quoted
- Significant efforts to resource components from India and other strategic suppliers

MARINE & PROPULSION SYSTEMS

- Strong demand across end markets
- Opportunistic sales in some markets due to longer lead-times from competition
- Increased Oil & Gas activity leading to offshore supply vessel inquiries
- Significant increase in U.S. and European government inquiries for small military marine transmissions used in shallow-water boats
- Veth partnership with Rolla to design and develop additional Twin Disc content for luxury yachts





LAND-BASED TRANSMISSIONS





- Oil & Gas demand continues to be elevated
- Delays by third-party engine manufacturers pushing orders for new transmissions
- More orders to rebuild existing transmissions, something Twin Disc is uniquely positioned to do
- Lack of investment over past few years has led to an increase of fleet utilization and a lot of rebuild activity
- Positive feedback on E-Frac testing currently in process

INDUSTRIAL

- Stable demand globally across end markets
- Maintaining volume levels since spike in 2022
- Exploring several sizable project opportunities with key domestic OEMs
- Electrification and Hybrid systems are drivers of margin profile expansion





IMPROVING INVENTORY & HEALTHY BACKLOG

BACKLOG AND INVENTORY % OF BACKLOG



$108.9
$101.2
$108.9
$124.0
$127.7
1.20
1.26
1.18
1.10
1.07
3QF22
4QF22
1QF23
2QF23
3QF23
Backlog ($MM)
Inventory (% Backlog)

- Highest backlog levels in more than four years
- Significantly improved shipments in Q3
- Inventory reduced on an absolute dollar and percentage of backlog basis
- Acute supply chain headwinds persist for certain materials or components
  - Taking steps to address and anticipate future issues
- Broader headwinds beginning to subside; for example, heat treat capacity

Note: Backlog figures are reflective of a six-month period. The six-month order backlog is considered more representative of operating conditions than total backlog.

LONG-TERM STRATEGY

TWIN DISC

- Leading Hybrid/Electric solution provider for niche marine and land-based applications
- Continued expansion of Veth product to reach new markets and geographies
- Rationalize global footprint for efficiency and customer response
- Increased focus on controls and system integration rather than individual components
- M&A priorities: Industrial and Marine Technology (Hybrid focus)

CAPITAL ALLOCATION FRAMEWORK

- Debt Reduction
- Return Capital to Shareholders (Dividends)
- Organic Growth Investments
- Bolt-On & Transformational Acquisitions
- Return Capital to Shareholders (Share Repurchases)

Focus Areas	▪ Research & Development ▪ Geographic diversification / expansion ▪ Marketing
Strategic Fit	▪ Diversification away from Oil & Gas ▪ Acquisition logic immediately evident
Financial Fit	▪ Evident value creation potential ▪ Consistent business performance ▪ Internal Rate of Return > WACC
Other Considerations	▪ Platform for transformative expansion ▪ Can enhance network and capabilities

NEAR-TERM EXPECTATIONS

External Factors

- Supply chain headwinds continue to moderate
- Continued material and component shortages, especially European suppliers
- Raw material inflation negatively impacting margins
- Legacy facilities, equipment, and processes

Actions Taken

- Operational improvement enabling increased shipments
- Addressing current shortages; Process to anticipate and react to shortages earlier and faster
- Lower-margin orders exiting backlog; new pricing in effect
- Continued progress on global footprint and process optimization

FINANCIAL OVERVIEW

FINANCIAL PERFORMANCE

SALES

($ in millions)



$59.3
$76.0
$55.9
$63.4
$73.8
3QF22
4QF22
1QF23
2QF23
3QF23

- Strong demand across end markets
- Sales driven by Marine & Propulsion Systems and Land-Based Transmission product groups
- Significant improvement in shipments and supply chain headwinds

EARNINGS PER SHARE



$0.17
$0.58
($0.15)
$0.08
$0.20
3QF22
4QF22
1QF23
2QF23
3QF23

- Strong volume performance drove improved margin results
- Gross margin percent under pressure from less profitable product mix, inflationary pressures and LIFO inventory adjustment
- Lower income tax expense as a result of geographic earnings mix

SALES DIVERSITY

SALES BY PRODUCT GROUP

($ in millions)


$1.6
$8.5
$16.1
$33.2
$12.8
$9.8
$23.3
$30.1
$3.6
$7.0
$15.9
$29.3
$4.7
$7.5
$14.7
$36.5
$3.0
$7.3
$19.6
$43.9
3QF22
4QF22
1QF23
2QF23
3QF23
Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

- Marine and Propulsion Systems and Land-Based Transmissions growth driven by:
  - End market demand
  - Geographic expansion
  - New partnerships
- Industrial sales in line with expectations

SALES MIX BY GEOGRAPHY


9%
21%
37%
34%
9%
25%
26%
40%
9%
22%
28%
41%
8%
20%
31%
41%
8%
24%
32%
37%
3QF22
4QF22
1QF23
2QF23
3QF23
North America
Europe
Asia Pacific
Other

- Double-digit growth in North America and Asia Pacific on a year-over-year and sequential basis
- Veth expansion to new geographies driving North America and Asia Pacific growth

MARGINS & NEAR-TERM EXPECTATIONS

TWIN DISC

TWIN DISC GROSS MARGIN



29.8%
26.1%
3QF22
3QF23

THIRD QUARTER GROSS MARGIN DRIVERS

- LIFO related adjustment impact across product groups
- Partial quarter benefit of Q3 price increases
- Pockets of significant inflationary impacts

THIRD QUARTER GROSS PROFIT BY PRODUCT GROUP



Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

INFLATION & SUPPLY CHAIN EXPECTATIONS

- Supply chain headwinds moderating
- Commodity pricing continues to trend lower not translating to our input cost
- Expect elevated raw materials through the end of calendar 2023

STRONG BALANCE SHEET

BALANCE SHEET
($ in millions)



$12.5
$14.0
$36.5
$31.3
$24.0
$17.3
Cash
Total Debt
Net Debt
FY22
3QF23

EBITDA
($ in millions)



$21.6
$23.4
FY22
3QF23 LTM

LEVERAGE RATIO



1.1x
0.7x
FY22
3Q23

REAFFIRMING MEDIUM-TERM TARGETS

MEDIUM-TERM: 3-5 YEARS

Target	Drivers
Revenue $400 million	▪ Hybrid/Electric leadership ▪ Veth global expansion ▪ Industrial focus ▪ M&A
Gross Margin 30%	▪ European cost structure ▪ Operational efficiencies ▪ Greater pass-through content
Free Cash Flow Conversion 60%	▪ Supply chain processes ▪ Manufacturing footprint ▪ Capital spending discipline

KEY TAKEAWAYS

- Robust product group and end market demand driving performance improvement and expected to continue through Q4
- Legacy supply chain headwinds are moderating; addressing component and material shortages that have impacted margins
- Sales and shipment momentum setting the foundation for success through Q4
- Updated perspective on capital allocation, M&A criteria, and reaffirming 3–5-year targets

Q&A

Fiscal 2023 Third Quarter Earnings Call

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF TOTAL DEBT TO NET DEBT
(In thousands; unaudited)

	June 30, 2022	March 31, 2023
Current maturities of long-term debt	2,000	2,000
Long-term debt	34,543	29,276
Total debt	$36,546	$31,276
Less cash	$12,521	$14,024
Net debt	$24,022	$17,252

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA
(In thousands; unaudited)

	FY22	3QF22	4QF22	1QF23	2QF23	3QF23	3QF23 LTM
Net Income (loss) attributable to Twin Disc	$8,095	$2,231	$7,779	$(2,029)	$1,139	$2,674	$9,563
Interest expense	2,128	490	534	566	594	522	2,216
Income tax expense (benefit)	1,823	753	66	(688)	2,489	548	2,415
Depreciation and amortization	9,547	2,112	2,230	2,140	2,126	2,670	9,166
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$21,593	$5,586	$10,609	$(11)	$6,348	$6,414	$23,360

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

NET DEBT TO EBITDA LEVERAGE RATIO CALCULATION

	FY22	3QF23
Net debt	$24,022	$17,252
EBITDA	21,593	23,360
Leverage Ratio	1.1x	0.7x